Exhibit 5.1





                                                  June 6, 2001



Unilab Corporation
18448 Oxnard Street
Tarzana, California 91356

                           Re: Registration Statement on Form S-8 of Unilab Corporation

Ladies and Gentlemen:

                  We have acted as special counsel to Unilab Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 4,413,025 shares (the "Shares") of common stock, par value $.01 (the "Common Stock"), of the Company pursuant to (i) the Amended and Restated 2000 Executive Stock Option Plan (the "2000 Plan"); and (ii) the 2001 Stock Option Plan (together with the 2000 Plan, the "Employee Benefit Plans").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 6, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the Em ployee Benefit Plans, (iii) the Third Amended and Restated Certificate of Incorpora tion of the Company, as currently in effect, (iv) the Third Amended and Restated By- Laws of the Company, as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions of the Board of Directors of the Company relating to the Employee Benefit Plans and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identi fied to our satisfaction, of such records of the Company and such agreements, certifi cates of public officials, certificates of officers or other representatives of the Com pany and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below we have assumed that all shares will be issued upon exercise of options pursuant to option agreements ("Option Agreements") duly authorized by the compensation committee of the Board of Directors of the Company and the exercise price of such option shall not be less than the par value of the Common Stock.

                  Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction, other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and when the Shares have been issued, delivered and paid for pursuant to the terms of the Option Agreements and the Employee Benefit Plans, and certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP